                                                Exhibit 23-a



            OPINION AND CONSENT OF COUNSEL



As Senior Vice President-Corporate Services, Corporate
Secretary and Chief Legal Officer of Kansas City Power
& Light Company, I have reviewed the statements as to matters of law and legal conclusions in the Annual
Report on Form 10-K for the fiscal year ended December
31, 1996, and consent to the incorporation by reference of such statements in the Company's previously-filed
Form S-3 Registration Statements (Registration No. 33-
51799 and Registration No. 333-17285) and Form S-8
Registration Statements (Registration No. 33-45618 and
Registration No. 33-58917).




                                /s/ Jeanie Sell Latz
                                    Jeanie Sell Latz

Kansas City, Missouri
March  17, 1997